                                                                 EXHIBIT 2(k)(2)
                      AMENDED AND RESTATED AGENCY AGREEMENT


                     AMENDED AND RESTATED AGENCY AGREEMENT dated as of
November __, 1999 between KEMPER MUNICIPAL INCOME TRUST, a Massachusetts business trust (the "Company"), and DEUTSCHE BANK a New York banking corporation (the "Agent").

                     The Company has issued 43,000 shares, designated as Series A - D, and proposes to issue 10,000 shares, designated as Series E, of preferred shares, pursuant to its Declaration of Trust (as defined below) and Certificate of Designation (as defined below). The Company desires that the Agent perform certain duties in connection with the Shares (as defined below) upon the terms and conditions of this Agreement, and hereby appoints the Agent to act in the capacities set forth in this Agreement.

                     NOW, THEREFORE, in consideration of the premises and the mutual covenants contained herein, the Company and the Agent agree as follows:

1.         Purpose; Definitions and Rules of Construction.

           1.1.      Purpose.

                     The Board of Trustees of the Company has adopted a resolution appointing the Agent as transfer agent, registrar, paying agent and agent for certain notifications for the Company in connection with the Shares. The Agent accepts such appointment and agrees to act in accordance with its standard procedures as Agent with respect to the Shares as set forth in this Agreement.

           1.2.      Terms Defined by Reference
                     to Certificate of Designation.

                     Capitalized terms not defined herein shall have the respective meanings specified in the Certificate of Designation.

           1.3.      Terms Defined Herein.

                     As used herein, the following terms shall have the following meanings, unless the context otherwise requires:

                     (a) "Agent Member" of any Person shall mean such person's agent member of the Securities Depository.

                     (b) "Authorized Officer" shall mean each Vice President (whether or not designated by a number or word or words added before or after the title "Vice President"), the Secretary, the Treasurer, each Assistant Secretary, each Assistant Treasurer, and every other officer or employee of the Agent designated as an "Authorized Officer" for purposes hereof in a notice to the Company.

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                     (c) "Beneficial Owner" shall mean a person who is listed as a beneficial owner of Shares in the records of the Agent.

                     (d) "Certificate of Designation" shall mean the Company's Amended and Restated Certificate of Designation For Preferred Shares, a copy of which is attached hereto as Exhibit B.

                     (e) "Company Officer" shall mean the Chairman of the Board of Trustees, the President, each Vice President (whether or not designated by a number or word or words added before or after the title "Vice President"), the Secretary, the Treasurer, each Assistant Secretary, each Assistant Treasurer, and every other officer or employee of the Company designated as a "Company Officer" for purposes hereof in a notice to the Agent.

                     (f) "Declaration of Trust" shall mean the Company's Amended and Restated Agreement and Declaration of Trust, a copy of which is attached hereto as Exhibit A.

                     (g) "Holder" shall mean the holder of Shares as its name appears on the stock transfer books or record books of the Company, which, except as set forth in Section 4.3 hereof, is the Securities Depository.

                     (h) "Shares" shall mean the Company's preferred shares, designated as Series A, B, C, D and E.

           1.4.      Rules of Construction.

                     Unless the context or use indicates another or different meaning or intent, the following rules shall apply to the construction of this
Agreement:

                     (a) Words importing the singular number shall include the plural number and vice versa.

                     (b) The captions and headings herein are solely for convenience of reference and shall not constitute a part of this Agreement nor shall they affect its meaning, construction or effect.

                     (c) The words "hereof", "herein", "hereto" and other words of similar import refer to this Agreement as a whole.

                     (d) All references herein to a particular time of day shall be to New York City time.


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2.         Redemption of Shares.

           2.1.      Notice of Redemption; Other
                     Redemption Procedures.

                     (a) The Company will give to the Agent written notice (a "Notice of Redemption") of any full or partial redemption no later than 12:00 noon on the Business Day immediately preceding the tenth calendar day preceding the redemption date.

                     (b) The Agent shall provide telephonic notice to the Securities Depository and the Remarketing Agent by the close of business on the day on which the Agent receives any Notice of Redemption pursuant to clause (a) above and, in the event of a partial redemption of Shares, the Agent shall provide a hand-delivered copy of such Notice of Redemption to the Securities Depository marked "TIME CRITICAL" and shall include a copy addressed to Vice President, Reorganization Department. Such notice shall specify the aggregate number of Shares to be redeemed and the number of Shares from each series, identified by CUSIP number. The Agent shall request in such Notice of Redemption a copy of the results of the lottery to be held in accordance with subsection (f) hereof.

                     (c) In the case of any partial redemption of Shares, the Agent will use its reasonable efforts to provide telephonic notice to the Remarketing Agent not later than the close of business on the day on which the Agent receives the notice of the results of the lottery conducted by the Securities Depository pursuant to clause (f) below. The Agent will use its reasonable efforts to provide telephonic notice to each Beneficial Owner of Shares (whose telephone number has been provided to the Agent by the Remarketing Agent or the broker-dealers) selected for redemption not later than the close of business on the Business Day following the day on which such telephonic notice is given to the Remarketing Agent as provided in the immediately preceding sentence. Such telephonic notice shall be confirmed in writing by a Notice of Redemption sent by the Agent to the Remarketing Agent, the Securities Depository and each Beneficial Owner of Shares called for redemption not later than the close of business on such date.

                     (d) In the case of a redemption in whole of Shares, the Agent will use its reasonable efforts to provide telephonic notice to each Beneficial Owner of Shares not later than the close of business on the Business Day immediately following the day on which the Agent receives a Notice of Redemption pursuant to clause (a)(ii) above. Such telephonic notice shall be confirmed in writing by sending a photocopy of the Notice of Redemption sent by the Company to the Agent to each of the Securities Depository, the Remarketing Agent and each Beneficial Owner not later than the close of business on such date.

                     (e) Every Notice of Redemption sent by the Company to the Agent and by the Agent to Beneficial Owners, whether mandatory or optional and whether partial or in whole, shall state: (i) the redemption date; (ii) the number of Shares to be redeemed;


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           (iii) the redemption price; (iv) the place or places where the Shares are to be redeemed; (v) that dividends on the Shares to be redeemed will cease to accrue on such redemption date; (vi) the provision of the Certificate of Designation under which the redemption is to be made and (vii) the date Such Notice of Redemption is to be mailed to Shareholders or published.

                     (f) If fewer than all the outstanding Shares are to be redeemed pursuant to the Certificate of Designation, the number of Shares and series of such Shares to be redeemed shall be determined by the Company and the Company shall notify the Agent by telephone and in writing. Upon receipt of the Notice of Redemption, the Agent shall notify the Securities Depository of such redemption, as provided in clause (b) above, which notice shall include, with respect to the Shares, the aggregate number of Shares to be redeemed and the number of such Shares to be redeemed from each series. The Securities Depository will determine by lot the number of Shares from each series to be redeemed from the account of each Agent Member and will notify the Agent of the results of such lottery by 10:00 a.m. on the second Business Day following the date on which the Securities Depository receives the notice referred to in the immediately preceding sentence. Upon receipt of such notice from the Securities Depository, the Agent shall in turn select by lot the number of Shares from each series to be redeemed from the accounts of the Beneficial Owners of the Shares whose Agent Members have been selected.

3.         The Agent as Paying Agent and
           Agent for Certain Notifications.

           3.1.      Dividend Rates.

                     The Company shall deliver to the Agent a copy of each Certificate of Determination. The Agent will, in turn, notify the Securities Depository of the applicable Dividend Rate as soon thereafter as practicable.

           3.2.      The Agent as Paying Agent.

                     The Agent will pay (i) to the Holder on the Dividend Payment Date for each Share (or, in the case of dividends in arrears, at any time as may be fixed by the Company), dividends on such Share, (ii) to the Holder, on any date fixed for redemption of any Shares, the redemption price of the Shares, inclusive of an amount equal to accumulated and unpaid dividends on Shares called for redemption upon presentation and surrender of the certificate or certificates evidencing such Shares held by such Holder and called for redemption, in each case after receipt of the necessary funds from the Company with which to pay such dividends or redemption price. The Company shall cause to be delivered to the Agent sufficient next-day funds to pay any such dividends or redemption price not later than noon on the Business Day immediately preceding such Dividend Payment Date or date fixed for redemption. The Agent shall have no duty to determine the redemption price or dividend rate of Shares and may rely on the amount thereof set forth in the Notice of Redemption or Certificate of Determination, as the


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case may be. On the Business Day immediately succeeding each Dividend
Payment Date and date fixed for redemption of Shares, the Agent shall promptly transmit to the Company, after the Dividend Payment Date, or date fixed for redemption of Shares, any cash held by the Agent in excess of the aggregate amount of dividends or redemption price of the Shares called for redemption on such date, paid on such date.

           3.3.      Certificated Shares.

                     In the event the Company determines that Beneficial
Owners of Shares shall be able to obtain certificated Shares, the Company shall notify the Agent and the Agent shall notify the Securities Depository of the availability of share certificates. The Company or the Agent shall then issue, transfer and exchange Share certificates as required by the Securities Depository in appropriate amounts.

4.         The Agent as Transfer Agent and Registrar.

           4.1.      Original Issue of Stock Certificates.

           On the Date of Original Issue for each series of Shares, definitive certificates which together represent 53,000 Shares, were issued, for Series A-D, and will be issued, for Series E, issued by the Company. All Shares, at the request of the Company, have been or shall be registered in the name of Cede & Co. and countersigned by the Agent.

           4.2.      Maintenance of Registry of Beneficial
                     Owners; Allocation of Shares.

                     (a) The Agent shall maintain a registry including the names, addresses and respective ownership interests of the Beneficial Owners of the Shares for purposes of Remarketings. By 10:30 a.m. on the last Business Day of each Dividend Period, the Agent shall deliver a copy of such registry to the Remarketing Agent. The Company shall cause the Remarketing Agent to provide the Agent with a list of the initial Beneficial Owners of the Shares. The Agent may rely upon, as evidence of the identities of the Beneficial Owners, such list; the results of Remarketings reported to the Agent by the Remarketing Agent; and notice from the Remarketing Agent or a broker-dealer with respect to such Beneficial Owner's transfer of Shares to another Person other than through a Remarketing. The Agent and the Company shall keep confidential any such information provided by or obtained from the Remarketing Agent or a broker-dealer and, unless otherwise required by law, shall not disclose any such information so provided or obtained to any Person other than the Company, the Agent and, with respect to the information provided by the Remarketing Agent or a broker-dealer, the Remarketing Agent or such broker-dealer, as the case may be.

                     (b) The Agent shall register a transfer of Shares from a Beneficial Owner to another person only if the Agent has been notified by the Remarketing Agent that such


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           transfer is pursuant to a Remarketing or the Agent has been notified in writing by the Remarketing Agent or a broker-dealer of such transfer outside of a Remarketing.

           4.3.      Registration of Transfer of Shares.

                     Except as set forth in this Section 4.3, Shares shall be registered solely in the name of the Securities Depository or its nominee. If the Securities Depository shall give notice of its intention to resign as such, and if the Company shall not have selected a substitute Securities Depository reasonably acceptable to the Agent prior to such resignation, then upon such resignation, the Shares shall be registered for transfer or exchange, and new certificates shall be issued, in the name of the designated transferee or transferees, upon surrender of the old certificates in form deemed by the Agent properly endorsed for transfer with (a) all necessary endorsers' signatures guaranteed in such manner and form as the Agent may require by a guarantor reasonably believed by the Agent to be reasonable, (b) such assurances as the Agent shall deem necessary or appropriate to evidence the genuineness and effectiveness of each necessary endorsement and (c) satisfactory evidence of compliance with all applicable laws relating to the collection of taxes or funds necessary for the payment of such taxes.

           4.4.      Removal of Legend.

                     All requests for removal of legends indicating restrictions on transfer from certificates evidencing Shares shall be accompanied by an opinion of counsel stating that such legends may be removed and such shares freely transferred, said opinion to be delivered under cover of a letter from a Company Officer authorizing the Agent to remove the legend on the basis of said opinion.

           4.5.      Lost Stock Certificates.

                     The Agent shall issue and register replacement certificates for certificates represented to have been lost, stolen or destroyed, upon the fulfillment of such requirements as shall be deemed appropriate by the Company and the Agent, subject at all times to provisions of law, the Bylaws of the Company governing such matters and resolutions adopted by the Company with respect to lost securities. The Agent may issue new certificates in exchange for and upon the cancellation of mutilated certificates. Any request by the Company to the Agent to issue a replacement or new certificate pursuant to this Section 4.5 shall be deemed to be a representation and warranty by the Company to the Agent that such issuance will comply with such provisions of law and Bylaws and resolutions of the Company.

           4.6.      Disposition of Cancelled Stock Certificates; Record
                     Retention.

                     The Agent shall retain stock certificates that have been cancelled in transfer or in exchange and accompanying documentation in accordance with applicable rules and regulations of the Securities and Exchange Commission for two calendar years from the date of such cancellation. The Agent shall afford to the Company, its agents and counsel access at reasonable times during the normal business hours of the Agent to review and make extracts or copies of


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such certificates and accompanying documentation. Upon the expiration of this two-year period, the Agent shall deliver to the Company the cancelled certificates and accompanying documentation. The Company shall, at its expense, retain such records for a minimum additional period of four calendar years from the date of delivery of the records to the Company and shall make such records available during this period at any time, or from time to time, for reasonable periodic, special or other examinations by the Agent or its representatives, representatives of the Securities and Exchange Commission and the Board of Governors of the Federal Reserve System. The Company shall also undertake to furnish to the Securities and Exchange Commission and to the Board of Governors of the Federal Reserve System, upon demand, at either the principal office or at any regional office, complete, correct and current hard copies of any and all such records. Thereafter such records shall not be destroyed by the Company without concurrence of the Agent, which shall not be unreasonably withheld, but will be safely stored for possible future reference.

           4.7.      Transfer Books.

                     The Agent shall maintain the transfer books listing the Holders of the Shares. In case of any written request or demand for the inspection of the transfer books of the Company or any other books in the possession of the Agent, the Agent will notify the Company and secure instructions as to permitting or refusing such inspection. The Agent reserves the right, however, to exhibit the transfer books or other books to any person if it is advised by its counsel that its failure to do so would be unlawful.

           4.8.      Return of Funds.

                     Any funds (including any interest earned thereon) deposited with the Agent by the Company for any reason under this Agreement, including for the payment of dividends or the redemption of Shares, that remain with the Agent 30 calendar days from the date of such deposit shall promptly be repaid to the Company by the Agent, provided that no amounts due under the terms of this Agreement are outstanding.

5.         Representations and Warranties.

                     (a) The Company represents and warrants as follows:

                               (i) The Company is a Massachusetts business trust
                     duly organized and validly existing in good standing under the laws of the Commonwealth of Massachusetts and has the power to execute and deliver this Agreement and to carry out its obligations hereunder.

                               (ii) This Agreement has been duly authorized,
                     executed and delivered by the Company and constitutes a legal, valid and binding obligation of the Company.


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                               (iii) The Shares have been duly authorized and
                     validly issued and are fully paid and non-assessable.

                               (iv) The execution and delivery of this
                     Agreement, and the fulfillment of and compliance with the terms and provisions hereof, do not and will not conflict with, violate or result in a breach of, the terms, conditions or provisions of, or constitute a default under, or result in the creation of any lien upon any of the properties or assets of the Company pursuant to, the Declaration of Trust, the Certificate of Designation or the Bylaws of the Company.

                     (b) The Agent represents and warrants to the Company that the Agent is duly organized and is validly existing as a banking corporation in good standing under the laws of the State of New York, the Agent has the corporate power to enter into and perform its obligations under this Agreement, and this Agreement has been duly authorized, executed and delivered by the Agent and constitutes a legal, valid and binding obligation of the Agent.

6.         The Agent.

           6.1.      Duties and Responsibilities.

                     (a) The Agent is not a trustee and is acting solely as agent for the Company hereunder and owes no fiduciary duties to any other person by reason of this Agreement.

                     (b) The Agent undertakes to perform such duties and only such duties as are specifically set forth in this Agreement, and no implied covenants or obligations shall be read into this Agreement against the Agent.

                     (c) In the absence of negligence or willful misconduct on its part, the Agent shall not be liable for any action taken, suffered or omitted or for any error of judgment made by it in the performance of its duties under this Agreement. The Agent shall not be liable for any error of judgment made in good faith unless the Agent shall have been negligent in ascertaining or failing to ascertain the pertinent facts.

           6.2.      Rights of the Agent.

                     (a) The Agent may rely and shall be protected in acting or refraining from acting upon any communication authorized hereby and upon any written instruction, notice, request, direction, consent, report, certificate, shares certificate or other instrument, paper or document believed by it in good faith to be genuine. The Agent shall not be liable for acting upon any telephone communication authorized hereby which the Agent believes in good faith to have been given by the Company, a Holder, an Agent Member or the Remarketing Agent. The Agent may record telephone communications with the Company and the Remarketing Agent.


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                     (b) The Agent may consult with counsel, and the advice of
           such counsel shall be full and complete authorization and protection in respect of any action taken, suffered or omitted by it hereunder in good faith and in reliance thereon.

                     (c) The Agent shall not be required to advance, expend or risk its own funds or otherwise incur or become exposed to financial liability in the performance of its duties hereunder.

                     (d) The Agent may perform its duties and exercise its rights hereunder either directly or by or through agents or attorneys.

           6.3.      Agent's Disclaimer.

                     The Agent makes no representation as to the validity or adequacy of the Shares.

           6.4.      Compensation, Expenses, and Indemnification.

                     (a) The Company shall pay to the Agent from time to time compensation to be mutually agreed upon for all services rendered by the Agent under this Agreement.

                     (b) The Company shall reimburse the Agent upon the Agent's request for all reasonable expenses, disbursements and advances incurred or made by the Agent in accordance with any provision of this Agreement (including the reasonable compensation and the expenses and disbursements of its agents and counsel), except any expense or disbursement attributable to its negligence or willful misconduct.

                     (c) The Company shall indemnify the Agent for and hold the Agent harmless against any loss, liability or expense incurred without negligence or willful misconduct on the Agent's part, arising out of or in connection with its agency under this Agreement, including the costs and expenses, including reasonable attorneys' fees, of defending itself against any claim or liability in connection with its exercise or performance of any of its duties hereunder.

7.         Miscellaneous.

           7.1.      Term of Agreement.

                     (a) The term of this Agreement is unlimited unless it shall be terminated as provided in this Section 7.1. The Company may terminate this Agreement at any time by so notifying the Agent and the Remarketing Agent, provided that, so long as any Shares are outstanding, the Company shall have entered into an agreement with a successor Agent. The Agent may terminate this Agreement upon notice to the Company and the Remarketing Agent on the date specified in such notice, which shall be no earlier than 30 days after the date of delivery of such notice.


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                     (b) Except as otherwise provided in this paragraph (b), the respective rights and duties of the Company and the Agent under this Agreement shall cease upon termination of this Agreement. The Company's representations, warranties, covenants and obligations to the Agent under Sections 5(a) and 6.4 hereof shall survive the termination hereof but only with respect to events which occur prior to the effective date of the termination. Upon termination of this Agreement, the Agent shall (i) promptly deliver to the Company copies of all books and records maintained by it in connection with its duties hereunder and (ii) at the request of the Company, promptly transfer to the Company or any successor Agent any funds held for the Company which have not previously been distributed by the Agent in accordance with this Agreement.

           7.2.      Communications.

                     Except for communications authorized to be by telephone pursuant to this Agreement, all notices, requests and other communications to any party hereunder shall be in writing (including telecopy or similar writing) given to such person at its address or telecopy number set forth below:

           If to the Company,
                 addressed:                                 KEMPER MUNICIPAL INCOME FUND
                                                            222 South Riverside Plaza
                                                            Chicago, Illinois 60606
                                                            Attention:  Mutual Fund Accounting
                                                            Telephone No.: (312) 781-1121
           If to the Agent,
                 addressed:                                 DEUTSCHE BANK
                                                            4 Albany Street
                                                            New York, New York 10016
                                                            Attention: Auction Rate -
                                                                       Remarketed Securities
                                                            Telephone No.: (212) 250-_____
                                                            Telecopier No.: (212) 250-_____

           If to the Remarketing Agent,
                 addressed:                                 Salomon Smith Barney Inc.
                                                            388 Greenwich Street
                                                            New York, New York 10013
                                                            Attention: Short-Term Preferred-
                                                                       Sales and Trading -
                                                            Telephone No.: (212) 698-_____
                                                            Telecopier No.: (212) 262-_____
                                                                            (212) 247-_____


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

           If to the Securities
                 Depository, addressed:                     The Depository Trust Company
                                                            55 Water Street
           In connection                                    New York, New York 10041
                 with dividends:                            Attention:  Manager, Cash Receipts Section
                                                                        Dividend Department
                                                            Telephone No.:  (212) 855-_____
           In connection                                    Telecopier No.:  (212) 855-_____
                 with redemption                            Attention:  Manager, Reorganization
                                                                        Department
                                                            Telephone No.:  (212) 855-_____
                                                            Telecopier No.:  (212) 855-_____


or to such other address as the party to whom the communication is addressed shall have previously communicated to the other party. Communications shall be effective when received at the proper address.

           7.3.      Entire Agreement.

                     This Agreement contains the entire agreement between the parties relating to the subject matter hereof, and there are no other representations, endorsements, promises, agreements or understandings, oral, written or inferred, between the parties.

           7.4.      Benefits.

                     Nothing herein, express or implied, shall give to any Person, other than the Company, the Agent and their respective successors and assigns, any benefit of any legal or equitable right, remedy or claim hereunder.

           7.5.      Amendment; Waiver.

                     (a) This Agreement shall not be deemed or construed to be modified, amended, rescinded, cancelled or waived, in whole or in part, except by a written instrument signed by a duly authorized representative of each party.

                     (b) Failure of either party hereto to exercise any right or remedy hereunder in the event of a breach hereof by the other party shall not constitute a waiver of any such rights or remedies with respect to any subsequent breach.

           7.6.      Successors and Assigns.

                     This Agreement shall be binding upon, inure to the benefit of, and be enforceable by, the respective successors and assigns of each of the Company and the Agent. Without the


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

prior written consent of the Company, such consent not to be unreasonably withheld, the Agent may not assign this Agreement, either directly or by operation of law.

           7.7.      Severability.

                     If any clause, provision or section hereof shall be ruled invalid or unenforceable by any court of competent jurisdiction, the invalidity or unenforceability of such clause, provision or section shall not affect any of the remaining clauses, provisions or sections hereof.

           7.8.      Execution in Counterparts.

                     This Agreement may be executed in several counterparts, each of which shall be an original and all of which shall constitute but one and the same instrument.

           7.9.      Governing Law.

                     This Agreement shall be governed by and construed in accordance with the laws of the State of New York.

           7.10.     Limitation of Liability.

                     A copy of the Declaration of Trust of the Company is on file with the Secretary of the Commonwealth of Massachusetts, and it is hereby agreed that this Agreement is executed on behalf of the trustees of the Company as trustees and not individually and that the obligations of this Agreement are not binding upon any of the trustees, officers or shareholders of the Company individually but are binding only upon the assets and property of the Company.


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

                     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and delivered by their proper and duly authorized officers as of the date first above written.




                                     KEMPER MUNICIPAL INCOME TRUST




                                     By:
                                         -------------------------------
                                          Name:
                                          Title:




                                     DEUTSCHE BANK




                                     By:
                                         -------------------------------
                                          Name:
                                          Title:


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